Exhibit 10.8

FIFTH AMENDMENT

TO FIRST LIEN CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT (this “Fifth Amendment”) is dated as of October 5, 2017 (the “Fifth Amendment Effective Date”) and is entered into by and among Sterling Midco Holdings, Inc., a Delaware corporation (the “Borrower”), Sterling Intermediate Corp., a Delaware corporation (“Holdings”), the Subsidiary Guarantors, KeyBank National Association as the administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), each of the Lenders consenting to the amendments requiring their consent herein (each, a “Consenting Lender” and, collectively, the “Consenting Lenders”), the Lender (the “Replacement Lender”) replacing Lenders which are not consenting to the Repricing Amendment described below (each, a “Non-Consenting Lender” and, collectively, the “Non-Consenting Lenders”), and is made with reference to that certain FIRST LIEN CREDIT AGREEMENT dated as of June 19, 2015 (as amended by the First Amendment to First Lien Credit Agreement, dated as of January 27, 2016, as further amended by the Second Amendment to First Lien Credit Agreement, dated as of July 27, 2016 (as amended by the Amendment to Second Amendment to First Lien Credit Agreement, dated as of January 23, 2017), as further amended by the Third Amendment to First Lien Credit Agreement, dated as of March 24, 2017, as further amended by the Fourth Amendment to First Lien Credit Agreement, dated as of June 30, 2017, and as further modified, supplemented, amended, restated (including any amendment and restatement thereof), extended or renewed from time to time prior to the date hereof, the “First Lien Credit Agreement”) by and among the Borrower, Holdings, the Subsidiary Guarantors, the Lenders from time to time party thereto, the Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the First Lien Credit Agreement after giving effect to this Fifth Amendment. The provisions of Section 1.02 of the First Lien Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

RECITALS

WHEREAS, the Borrower has requested that the Required Lenders agree to consent to the amendments contained in Sections 2.1.1 and 2.1.3, in each case as provided for herein;

WHEREAS, the Borrower has requested that each of the Lenders directly and adversely affected by the amendment contained in Section 2.1.2 (the “Repricing Amendment”) agree to consent to such amendment as provided for herein;

WHEREAS, subject to the conditions contained herein, each Consenting Lender and the Replacement Lender that executes and delivers a signature page to this Fifth Amendment will thereby agree to the terms of this Fifth Amendment and the amendments contemplated hereby;

WHEREAS, the Consenting Lenders and the Replacement Lender are willing to amend the Credit Agreement to reduce the Applicable Rate applicable to the Term Loans on the terms and subject to the conditions set forth herein and in the First Lien Credit Agreement;

WHEREAS, the Borrower is electing to replace each Lender that holds a Term Loan immediately prior to the effectiveness of this Fifth Amendment that is not consenting to the Repricing Amendment pursuant to Section 3.07 of the First Lien Credit Agreement;

WHEREAS, the Consenting Lenders constitute the Required Lenders in accordance with Section 3.07(d)(iii) of the First Lien Credit Agreement; and

WHEREAS, by signing this Fifth Amendment, the Borrower, the Administrative Agent, the Consenting Lenders and the Replacement Lender have consented to the amendments to the First Lien Credit Agreement described in Section 2.1 below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO FIRST LIEN CREDIT AGREEMENT

1.1 Definitions.

As used in this Fifth Amendment (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Fifth Amendment Effective Date” means October 5, 2017.

“Fifth Amendment Lead Arranger” means Goldman Sachs Lending Partners LLC.

“Fifth Amendment Engagement Parties” means the Fifth Amendment Lead Arranger and KeyBanc Capital Markets.

“Fifth Amendment Transactions” means, collectively, the transactions and the other agreements contemplated by this Fifth Amendment and, in each case, the payment of fees, premiums, expenses and other transaction costs incurred in connection therewith (including funding any “original issue discount” or other upfront fees, as applicable).

SECTION II. AMENDMENTS TO FIRST LIEN CREDIT AGREEMENT

2.1 Amendments to First Lien Credit Agreement.

2.1.1 Section 1.01 of the First Lien Credit Agreement is hereby amended by inserting the following new definitions, in appropriate alphabetical order:

“Fifth Amendment” means the Fifth Amendment to First Lien Credit Agreement, dated as of October 5, 2017, by and among the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and each Lender party thereto.

“Fifth Amendment Effective Date” has the meaning assigned to the term “Fifth Amendment Effective Date” in the Fifth Amendment.

2.1.2 Clause (a) of the definition of “Applicable Rate” in Section 1.01 of the First Lien Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)(1) prior to the Fifth Amendment Effective Date, in the case of Term Loans, (A) for Eurocurrency Rate Loans, 4.25% and (B) for Base Rate Loans, 3.25%, and (2) on and after the Fifth Amendment Effective Date, in the case of Term Loans, (A) for Eurocurrency Rate Loans, 3.50% and (B) for Base Rate Loans, 2.50%;”

2.1.3 Section 2.05(a)(iv) is hereby amended by replacing such clause 2.05(a)(iv) with the following:

“In the event that, on or prior to April 5, 2018, the Borrower (x) prepays, refinances, substitutes or replaces any Term Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iv) that constitutes a Repricing Transaction), or (y) effects any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans amended or otherwise modified pursuant to such amendment. If, on or prior to April 5, 2018, any Term Lender that is a Non-Consenting Lender and is replaced or terminated pursuant to Section 3.07(a) in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Term Lender (and not any Person who replaces such Term Lender pursuant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described in the preceding sentence. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.”

SECTION III. PAYMENT OF INTEREST FOLLOWING THE FIFTH AMENDMENT EFFECTIVE DATE

3.1

Fifth Amendment Effective Date. On the Fifth Amendment Effective Date, the Borrower shall pay accrued but unpaid interest on the Term Loans up to the Fifth Amendment Effective Date in accordance with the terms of the First Lien Credit Agreement and each Consenting Lender agrees to waive any claim for compensation such Consenting Lender may otherwise be entitled to, pursuant to Section 3.05 of the First Lien Credit Agreement, for the prepayment of the Eurocurrency Rate Loan outstanding on the Fifth Amendment Effective Date.

3.2	Following the Fifth Amendment Effective Date. On and from the Fifth Amendment Effective Date, subject to the terms of Section 2.02 of the First Lien Credit Agreement:

(i) the Term Loans shall be Eurocurrency Rate Loans;

(ii) the next Interest Payment Date for such Eurocurrency Rate Loans shall be on the last Business Day of December, 2017.

SECTION IV. CONDITIONS TO EFFECTIVENESS

4.1 Conditions.

The Fifth Amendment shall become effective as of the first date that each of the following conditions precedent are satisfied or waived in accordance with the First Lien Credit Agreement:

4.1.1 The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each in form and substance reasonably satisfactory to the Administrative Agent:

(a)

counterparts of this Fifth Amendment duly executed by each Loan Party, the Administrative Agent, the Collateral Agent and the Lenders party hereto (which shall consist of Consenting Lenders and the Replacement Lender);

(b)

such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, amendments or updates to the organizational documents, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Fifth Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Fifth Amendment Effective Date;

(c)	a legal opinion from Fried, Frank, Harris, Shriver & Jacobson LLP, New York and Delaware counsel to the Loan Parties;

(d)

a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the Fifth Amendment Transactions) substantially in the form of Exhibit E-2 to the First Lien Credit Agreement with appropriate modifications to reflect the Fifth Amendment Transactions; and

(e)	a certificate, dated the Fifth Amendment Effective Date and signed by an Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Section 4.1.2 and 4.1.3.

4.1.2 The representations and warranties of each Loan Party set forth in Article V of the First Lien Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Fifth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

4.1.3 No Default or Event of Default under the First Lien Credit Agreement exists or shall result from the consummation of the Fifth Amendment Transactions.

4.1.4 Since June 30, 2017, there shall not have occurred any event, effect, change, circumstance or development that has had or would reasonably be expected to have a Material Adverse Effect.

4.1.5 All fees and expenses due to the Fifth Amendment Engagement Parties and the Administrative Agent required to be paid on the Fifth Amendment Effective Date (as separately agreed in writing) and, in the case of expenses, to the extent a reasonably detailed invoice has been delivered to the Borrower at least three Business Days before the Fifth Amendment Effective Date, shall have been paid.

4.1.6 The Fifth Amendment Engagement Parties (to the extent reasonably requested in writing at least ten (10) Business Days prior to the Fifth Amendment Effective Date) shall have received, at least three (3) Business Days prior to the Fifth Amendment Effective Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.

SECTION V. REPRESENTATIONS AND WARRANTIES.

5.1 In order to induce the Lenders to enter into this Fifth Amendment and to amend the First Lien Credit Agreement in the manner provided herein, each Loan Party represents and warrants to each Lender that, as of the Fifth Amendment Effective Date that, both before and after giving effect to this Agreement, the following statements are true and correct in all material respects:

(a) Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform its obligations under this Fifth Amendment. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Fifth Amendment and to authorize the transactions contemplated hereby. This Fifth Amendment has been duly executed and delivered on behalf of each Loan Party party hereto. This Fifth Amendment constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) No Legal Bar; Approvals. The execution, delivery and performance of this Fifth Amendment and the transactions contemplated hereby (i) will not violate, or conflict with, any Requirement of Law or any Contractual Obligation of Holdings or any of its Restricted Subsidiaries except such violations or conflicts as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any Organizational Documents of Holdings or any of its Restricted Subsidiaries or any Contractual Obligation of Holdings of or any of its Restricted Subsidiaries (other than Liens permitted under the Credit Agreement), except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) will not violate, or conflict with, the Organizational Documents of Holdings or any of its respective Restricted Subsidiaries. Each of Holdings and each of its Restricted Subsidiaries is in compliance with all Requirements of Law, except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) No Governmental Approval. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Fifth Amendment, except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) those, the failure of which to obtain or make could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION VI. ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the First Lien Credit Agreement and this Fifth Amendment and consents to the amendment of the First Lien Credit Agreement effected pursuant to this Fifth Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Fifth Amendment.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Fifth Amendment, such Guarantor is not required by the terms of the First Lien Credit Agreement or any other Loan Document to consent to the amendments to the First Lien Credit Agreement effected pursuant to this Fifth Amendment and (ii) nothing in the First Lien Credit Agreement, this Fifth Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the First Lien Credit Agreement.

Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies, reaffirms and grants such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Fifth Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.

SECTION VII. MISCELLANEOUS

7.1 Notice. This Fifth Amendment shall constitute notice by the Borrower to the Administrative Agent for purposes of Section 3.07(a) of the First Lien Credit Agreement.

7.2 Effect on the First Lien Credit Agreement. (x) Except as provided hereunder, the execution, delivery and performance of this Fifth Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under any Loan Document and (y) this Agreement shall be deemed to be a “Loan Document” as defined in the First Lien Credit Agreement.

7.3 Reference to and Effect on the First Lien Credit Agreement and the Other Loan Documents.

(a) On and after the Fifth Amendment Effective Date, each reference in the First Lien Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the First Lien Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the First Lien Credit Agreement shall mean and be a reference to the First Lien Credit Agreement as amended by this Fifth Amendment.

(b) Except as specifically amended by this Fifth Amendment, the First Lien Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and performance of this Fifth Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the First Lien Credit Agreement or any of the other Loan Documents.

7.4 Incorporation. The provisions of Section 10.11, 10.15, 10.16 and 10.20 of the First Lien Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

STERLING MIDCO HOLDINGS, INC., as Borrower
STERLING INTERMEDIATE CORP., as Holdings
STERLING INFOSYSTEMS HOLDINGS, INC.
STERLING INFOSYSTEMS, INC.
EMPLOYEESCREENIQ, INC.
TALENTWISE, INC.
ABSO
THE PREMIER COMPANY
BISHOPS SERVICES, INC.
SCREENING INTERNATIONAL LLC
AMERICAN BACKGROUND INFORMATION SERVICES, INC.
UNISOURCE SCREENING & INFORMATION, INC.
STERLING INFOSYSTEMS – OHIO, INC.

By:	/s/ Daniel O’Brien
Name:	Daniel O’Brien
Title:	Chief Financial Officer

[Signature Page to Fifth Amendment to First Lien Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	/s/ James A. Taylor
Name: James A. Taylor
Title: SVP

[Signature Page to Fifth Amendment to First Lien Credit Agreement]

Signature page to the Fifth Amendment to First Lien Credit Agreement dated as of the date first above written

GOLDMAN SACHS LENDING PARTNERS LLC, as a Replacement Lender

By:	/s/ Thomas M. Manning
Authorized Signatory

Term Loans held by Goldman Sachs Lending Partners LLC as a Replacement Lender: $71,594,880.26

Thomas M. Manning
Authorized Signatory

[Signature Page to Fifth Amendment to First Lien Credit Agreement]